As filed with the Securities and Exchange Commission on December 3, 2010	File No. 333-128030

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
ONCOGENEX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4343413 (I.R.S. Employer Identification No.)
1522 217th Place SE, Suite 100
Bothell, Washington 98021
(425) 686-1500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Scott Cormack
Chief Executive Officer
1522 217th Place SE, Suite 100
Bothell, Washington 98021
(425) 686-1500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Christopher L. Doerksen
Dorsey & Whitney LLP
Columbia Center
701 Fifth Avenue, Suite 6100
Seattle, WA 98104
Tel: (206) 903-8800
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering: ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I. D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE
The Registrant is removing from registration, by means of this post-effective amendment to the registration statement, any securities registered under the registration statement that remain unsold.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on December 2, 2010.

ONCOGENEX PHARMACEUTICALS, INC.
/s/ Scott Cormack
Scott Cormack
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott Cormack Scott Cormack	President, Chief Executive Officer and Director (Principal Executive Officer)	December 2, 2010

/s/ Cameron Lawrence Cameron Lawrence	Principal Financial Officer (Principal Financial and Accounting Officer)	December 2, 2010

/s/ Jack Goldstein Jack Goldstein	Director	December 2, 2010

/s/ Michelle G. Burris Michelle G. Burris	Director	December 2, 2010

/s/ Neil Clendeninn Neil Clendeninn	Director	December 2, 2010

/s/ Martin Mattingly Martin Mattingly	Director	December 2, 2010

/s/ Stewart Parker Stewart Parker	Director	December 2, 2010

/s/ David Smith David Smith	Director	December 2, 2010